UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 17, 2003

 Date of Report (Date of earliest event reported)

UNION PLANTERS CORPORATION

 (Exact name of registrant as specified in charter)

TENNESSEE	1-10160	62-0859007

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

UNION PLANTERS ADMINISTRATIVE CENTER
7130 GOODLETT FARMS PARKWAY
MEMPHIS, TENNESSEE 38018

(Address of principal executive offices)

Registrant’s telephone number, including area code:     (901) 580-6000

Not Applicable

(Former name or former address, if changed since last report)

SIGNATURE
EX-99.1 Slides from 2003 Shareholder's Meeting
EX-99.2 Transcript of the Oral Presentation

Item 9. Regulation FD Disclosure

The following information is furnished under Item 9 pursuant to Item 12 “Disclosure of Results of Operations and Financial Condition.”

On April 17, 2003, Union Planters held its’ annual shareholders’ meeting. The attached exhibits include the oral remarks of CEO Jackson W. Moore concerning and slides presenting Union Planters’ 2002 performance.

Exhibit furnished pursuant to Item 12:

99.1	Slides from 2003 annual shareholders’ meeting

99.2	Transcript of the oral presentation of Union Planters’ 2002 performance at the 2003 shareholders’ meeting

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 24, 2003	Union Planters Corporation Registrant /s/ Bobby L. Doxey Bobby L. Doxey Senior Executive Vice President, Chief Financial Officer and Chief Accounting Officer